Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-126811
June 8, 2007

Performance Securities with Partial Protection Linked to a Global Index Basket

Strategic Alternatives to Indexing

Barclays Bank Plc

June 5, 2007

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-3
DESCRIPTION OF MEDIUM-TERM NOTES	S-19
TERMS OF THE NOTES	S-28
INTEREST MECHANICS	S-33
CERTAIN FEATURES OF THE NOTES	S-36
REFERENCE ASSETS	S-43
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-76
PLAN OF DISTRIBUTION	S-78
USE OF PROCEEDS AND HEDGING	S-80
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-80
VALIDITY OF SECURITIES	S-94

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
PRESENTATION OF FINANCIAL INFORMATION	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
RATIOS OF EARNING TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS AND OTHER APPROPRIATIONS	3
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF PREFERENCE SHARES	25
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	31
DESCRIPTION OF SHARE CAPITAL	36
TAX CONSIDERATIONS	37
PLAN OF DISTRIBUTION	51
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	54
WHERE YOU CAN FIND MORE INFORMATION	54
FURTHER INFORMATION	55
VALIDITY OF SECURITIES	55
EXPERTS	55
EXPENSES OF ISSUANCE AND DISTRIBUTION	55

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